Exhibit 10.10

THIS FIRST AMENDMENT (this “First Amendment”) is made as of July 9, 2010 to that certain Employment Agreement dated March 2, 2009 (the “Agreement”) by and between American Media Operations, Inc. (the “Company”) and David J. Pecker (the “Executive”).

WHEREAS, Company and Executive entered into the Agreement; and

WHEREAS, in accordance with Section 11(b) of the Agreement, Company and Executive now wish to amend and revise certain provisions of the Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties hereto agree as follows:

1. Section 1 of the Agreement is hereby amended by deleting said Section in its entirety and substituting the following in its place:

1. Term of Employment. Subject to the provisions of Section 7 of this Agreement at all times, Executive shall be employed by the Company for a period commencing on January 30, 2009 (the “Effective Date”) and ending on January 30, 2011 (the “Initial Term”); provided that, after the Initial Term, Executive shall be employed by the Company for a period commencing on January 31, 2011 and ending March 31, 2013 (the “Extended Term”); and provided further that, after the Extended Term, this Agreement shall be automatically renewed for an unlimited number of one-year periods commencing on April 1 (each an “Extension Date”) and ending on March 31 of the following calendar year (each a “Subsequent Term”), unless Company or Executive provides the other party hereto with 60 days written notice before the beginning of any Subsequent Term. For the avoidance of doubt, the term “Employment Term” shall include the Initial Term, the Extended Term and any Subsequent Term that occurs pursuant to the preceding sentence.

2. Section 3 of the Agreement is hereby amended by deleting said Section in its entirety and substituting the following in its place:

3. Base Salary. During the Employment Term, the Company shall pay Executive a base salary (the “Base Salary”) as follows:

(a) During the Initial Term, the Base Salary shall be $1,500,000 per year.

(b) During the Extended Term, the Base Salary shall be at the rate of $1,750,000 per year; provided, however, that during the last 12 months of the Extended Term (i.e., from April 1, 2012 to March 31, 2013), the Base Salary shall be $2,000,000 per year if certain targets communicated in writing to Executive (including the Board-approved EBITDA budget) are achieved during Company’s Fiscal Year 2012 (i.e., from April 1, 2011 to March 31, 2012).

(c) During any Subsequent Term, the Base Salary shall be the same as the Base Salary actually paid to Executive during the last 12 months of the Extended Term.

The Base Salary shall be payable in regular installments in accordance with Company’s usual payment practices.

3. The Agreement is hereby amended by adding a new Section 4(c), as follows:

(c) For Company’s Fiscal Year 2011 (i.e., from April 1, 2010 to March 31, 2011), Company shall pay Executive a bonus of $750,000 (the “FY2011 Bonus”) if Company achieves the budgeted EBITDA of $116,000,000 for Company’s Fiscal Year 2011. In addition, notwithstanding any limitation set forth in Section 4(a) of this Agreement, if Company’s actual Fiscal Year 2011 EBITDA exceeds Company’s budgeted EBITDA of $116,000,000 by 5.0% or more, then Company shall also pay Executive an amount equal to (i) the FY2011 Bonus, multiplied by (ii) the percentage obtained by dividing (a) the amount by which Company’s actual Fiscal Year 2011 EBITDA exceeds Company’s budgeted EBITDA of $116,000,000 and (b) Company’s budgeted EBITDA of $116,000,000.

4. Except as otherwise expressly provided hereunder, all provisions of the Agreement shall remain unchanged and in full force and effect.

5. This First Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles.

6. This First Amendment may not be altered, modified or amended except by written instrument signed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective representatives.

American Media Operations, Inc.

By:	/s/ Lawrence Kramer	/s/ David Pecker
Name:	Lawrence S. Kramer	David J. Pecker
Title:	Chairman, Comp Committee